Exhibit 99.1

Culp, Inc. Completes Majority Ownership Investment in eLuxury, a Bedding Accessories E-Commerce Company

HIGH POINT, N.C.--(BUSINESS WIRE)--June 26, 2018--Culp, Inc. (NYSE: CULP) today announced the company has completed its previously announced majority ownership investment in eLuxury, an internet company offering bedding accessories and home goods direct to consumers. Based in Evansville, Indiana, eLuxury’s primary products include a line of mattress pads manufactured at the Evansville location. eLuxury also offers handmade platform beds, cotton bed sheets, and other bedding items. eLuxury’s revenue is on a current annual run rate of $22 million for 2018, excluding related seller businesses that are not part of this transaction. Their products are available on eLuxury’s own branded website, eLuxury.com, Amazon and other leading online retailers for specialty home goods.

Commenting on the announcement, Iv Culp, president of Culp’s mattress fabrics division, said, “This strategic investment substantially expands our addressable market, provides an important new sales channel for Culp in the bedding accessories category, and expands our ability to participate in the rapidly growing e-commerce direct-to-consumer space. This business combination brings together eLuxury’s experience in e-commerce, online brand building, and direct-to-consumer shopping and fulfillment expertise with Culp’s extensive global production, design and product development capabilities, and distribution network. We also have an opportunity to market our new line of bedding accessories, ‘Comfort Supply Company by Culp’, as well as other home products that we may develop, including items made from our upholstery fabrics, through this e-commerce platform. We are excited to work with Paul Saunders, a successful entrepreneur, and we look forward to having his associates as partners with the Culp team.”

Saunders, eLuxury’s founder and chief executive officer, will maintain a minority interest in the company and remain in his role. Saunders stated, “This is a great opportunity for eLuxury to partner with a market leader, and we look forward to our relationship with Culp. Our companies share similar values and a common business culture centered around product excellence and exceptional customer service. We are excited about the significant opportunities to leverage our combined expertise and expand our product offering into new markets.”

Culp, Inc. is one of the world’s largest marketers of mattress fabrics for bedding and upholstery fabrics for residential and commercial furniture. The company markets a variety of fabrics to its global customer base of leading bedding and furniture companies, including fabrics produced at Culp’s manufacturing facilities and fabrics sourced through other suppliers. Culp has operations located in the United States, Canada, China and Haiti.

This press release contains “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934). Such statements are inherently subject to risks and uncertainties. Further, forward looking statements are intended to speak only as of the date on which they are made, and we disclaim any duty to update such statements. Forward-looking statements are statements that include projections, expectations or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often but not always characterized by qualifying words such as “expect,” “believe,” “estimate,” “plan” and “project” and their derivatives, and include but are not limited to statements about expectations for our future operations, production levels, sales, profit margins, profitability, operating income, capital expenditures, working capital levels, income taxes, SG&A or other expenses, pre-tax income, earnings, cash flow, and other performance measures, as well as any statements regarding potential acquisitions, future economic or industry trends or future developments. Factors that could influence the matters discussed in such statements include the level of housing starts and sales of existing homes, consumer confidence, trends in disposable income, and general economic conditions, as well as our success in finalizing acquisition negotiations, and integrating acquired businesses. Decreases in these economic indicators could have a negative effect on our business and prospects. Likewise, increases in interest rates, particularly home mortgage rates, and increases in consumer debt or the general rate of inflation, could affect us adversely. Changes in consumer tastes or preferences toward products not produced by us could erode demand for our products. Changes in the value of the U.S. dollar versus other currencies could affect our financial results because a significant portion of our operations are located outside the United States. Strengthening of the U.S. dollar against other currencies could make our products less competitive on the basis of price in markets outside the United States, and strengthening of currencies in Canada and China can have a negative impact on our sales of products produced in those places. Also, economic and political instability in international areas could affect our operations or sources of goods in those areas, as well as demand for our products in international markets. Further information about these factors, as well as other factors that could affect our future operations or financial results and the matters discussed in forward-looking statements, is included in Item 1A “Risk Factors” in our Form 10-K filed with the Securities and Exchange Commission on July 14, 2017 for the fiscal year ended April 30, 2017.

CONTACT:
Culp, Inc.
Investor Contact:
Kenneth R. Bowling, 336-881-5630
Chief Financial Officer
or
Media Contact:
Teresa A. Huffman, 336-889-5161
Vice President, Human Resources